Exhibit 10.1
PROMISSORY NOTE AMENDMENT
This Promissory Note Amendment (this “Amendment”), dated as of April 22, 2024, is entered into by and between Comstock Inc., a Nevada corporation (the “Borrower”), and Alvin Fund LLC (“Lender”). Capitalized terms used in this Amendment but not otherwise defined herein shall have the respective meanings ascribed to them in the Promissory Note (as defined below).
R E C I T A L S:
WHEREAS, the Borrower and the Lender entered into that certain Promissory Note, dated as of October 25, 2022 (the “Promissory Note”);
WHEREAS, on September 25, 2023, the Borrower and Lender amended the Promissory note to (i) extend the Maturity Date from October 25, 2023 to January 31, 2026, and (ii) increase the interest rate commending on October 26, 2023 from 9.0% per annum to 16.0% per annum;
WHEREAS, the Borrower and the Lender desire to amend the Promissory Note to permit the Borrower to repay the Promissory Note in full on or prior April 15, 2026 and to incur a prepayment penalty upon repayment of the Promissory Note in full prior to April 15, 2026.
NOW THEREFORE, in consideration of the foregoing and the mutual covenants, and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
1.Amendments to Promissory Note. Section 1 of the Promissory Note is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:
“The principal amount of this promissory note shall be payable in lawful money of the United States on or prior to April 15, 2026 (the “Maturity Date”). All payments shall be applied first to accrued interest, and thereafter to principal. The outstanding principal amount of this promissory note plus all unpaid accrued interest shall be due and payable on an Event of Default (as defined below).”
Section 3 of the Promissory Note is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:
“Borrower may prepay the principal amount, or any portion thereof, in full or in part at any time upon payment of a prepayment penalty equal to two (2) monthly interest payments, as such interest is calculated in Section 2. Any such prepayment shall be accompanied by accrued and unpaid interest on the principal amount, or such portion thereof, prepaid to the date of such prepayment. The Borrower shall be required to prepay this promissory note with the net cash proceeds received by the Borrower with respect to any sales of the Collateral (as defined below). The Borrower shall notify the Lender of any such sale and the estimated amount of such net proceeds within 5 days after such sale. The Borrower shall be required to prepay this Note with cash proceeds received by Borrower with respect to any sales of the Borrower’s non-mining assets, i.e., the Borrower’s Silver Springs real properties and water rights and the Borrower’s interest in the Sierra Springs Opportunity Fund, Inc.”

2.Full Force and Effect. Except as expressly modified by this Amendment, all of the terms, covenants, agreements, conditions and other provisions of the Promissory Note shall remain in full force and effect in accordance with their respective terms. This Amendment shall not constitute an amendment or waiver of any provision of the Promissory Note except as expressly set forth herein. Upon the execution and delivery hereof, the Promissory Note shall thereupon be deemed to be amended and supplemented as hereinabove set forth as fully and with the same effect as if the amendments and supplements made hereby were originally set forth in the Promissory Note, and this Amendment and the Promissory Note shall henceforth be read, taken and construed as one and the same instrument, but such amendments and supplements shall not operate so as to render invalid or improper any action heretofore taken under the Promissory Note. As used in the Promissory Note, the terms “this Note,” “herein,” “hereinafter,” “hereto,” and words of similar import shall mean and refer to, from and after the date of this Amendment, unless the context requires otherwise, the Promissory Note as amended by this Amendment.
3.Governing Law. This Amendment, and all claims arising out of or relating to it, shall be governed by and construed in accordance with the laws of the State of Nevada, excluding that body of law relating to conflict of laws.
4.Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

4894-0206-7127.2

IN WITNESS WHEREOF, the Borrower and the Lender have caused this Amendment to be executed as of the day and year as first written above.

Alvin Fund LLC

By: /s/ George Melas-Kyriazi
c/o George Melas-Kyriazi, Director
243 Riverside Drive, APT 905
New York, NY 10025

Comstock Inc.

By:/s/ Corrado De Gasperis
Corrado DeGasperis
Executive Chairman and CEO
117 American Flat Road
P.O. Box 1118
Virginia City, Nevada 89440
degasperis@comstockinc.com

4894-0206-7127.2